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                                                                   Exhibit 10.35

                                    SUBLEASE

            SUBLEASE dated as of the 31st of August, 1999, between GFT Apparel Corp., a corporation having an office at 11 West 42nd Street, New York, New York 10036 ("Sublessor"), and Credit Suisse First Boston Corporation, a Massachusetts corporation having an office at 11 Madison Avenue, New York, New York 10010 ("Sublessee").

            1. DEMISE AND TERM: CONDITIONS OF SUBLEASE. Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, all of the tenth (10th) floor of the building (the "Building") located at 11 Madison Avenue, New York, New York (containing approximately 93,972 rentable square feet) (the "Subleased Premises"), together with all appurtenances, rights, privileges and easements pertaining thereto. The Subleased Premises are the same premises leased to Sublessor under the Prime Lease (as hereinafter defined). The term of this Sublease shall commence on the later of (a) date hereof, (b) the date Prime Lessor's (as hereinafter defined) consent to the Sublease has been obtained and delivered to Sublessee, and (c) the date Sublessor delivers the Subleased Premises to Sublessee pursuant to subparagraph (a) of Section 13 hereof (the "Commencement Date") and shall end on January 30, 2013 (the "Expiration Date").

            2. SUBORDINATE TO PRIME LEASE. This Sublease is subject and subordinate to (a) Agreement of Lease dated June 21, 1996, between Metropolitan Life Insurance Company (the "Prime Lessor), as landlord, and Sublessor, as tenant, as amended by Modification of Lease, dated October 18, 1996 (said Lease, as so amended, the "Prime Lease"), and (b) the matters to which the Prime Lease is or shall be subject and subordinate. Sublessor represents to Sublessee that a true and complete copy of the Prime Lease, including all amendments, modifications, or supplements thereto, is annexed hereto as Exhibit A and made a part hereof

            3. INCORPORATION BY REFERENCE.

                  A. The terms, covenants and conditions of the Prime Lease are incorporated herein by reference so that, except as set forth in subparagraph B of this Section 3, and except to the extent that such incorporated provisions are inapplicable to or modified by the provisions of this Sublease, all of the terms, covenants and conditions of the Prime Lease which bind or inure to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and all of the terms, covenants and conditions of the Prime Lease which bind or inure to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessee, with the same force and effect as if such incorporated terms, covenants and conditions were completely set forth in this Sublease, and as if the words "landlord" and "tenant" or words of similar import, wherever the same appear in the Prime Lease, were construed to mean, respectively, "Sublessor" and "Sublessee" in this Sublease, and as if the words "premises" and "demised premises" or words of similar import, wherever the same appear in the Prime Lease, were construed to mean "Subleased Premises" in this Sublease, and as if the word "lease" or words of

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similar import, wherever the same appear in the Prime Lease, were construed to mean this "Sublease." Notwithstanding the foregoing, the time limits contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right or remedy, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Sublessee shall have five
(5) days less time to observe or perform hereunder than Sublessor has as the tenant under the Prime Lease; provided however, if the time limit set forth in the Prime Lease is less than five (5) business days, Sublessee shall have one
(1) business day less time to observe or perform hereunder than Sublessor has as the tenant thereunder. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Prime Lease.

                  B. The following provisions of the Prime Lease, together with the recitals contained therein, shall not be incorporated herein by reference and shall not apply to this Sublease (collectively, the "Excluded Provisions"):

                  (1) Articles 1 and 2 and Section 31.01 (Term, Rent, Premises, Occupancy);

                  (2)   Article 18 (End of Term);

                  (3)   Article 26 (Notices);

                  (4) Section 28.01(b) and the first sentence of Section 28.05 (Tax Increase Payments);

                  (5)   Section 29.01(b) (Operating Expense Increase Payments);

                  (6)   Article 32 (Tenant's Work, etc.);

                  (7)   Article 40 (Broker);

                  (8)   Article 41 (Security Deposit); and

                  (9)   Article 42 (Expansion Option).

            The incorporation of Article 27 (Services) and Article 30 (Electric Energy) of the Prime Lease in this Sublease shall not impose upon Sublessor any service or other obligations. Notwithstanding any provision of the Prime Lease to the contrary, it is the intention of the parties hereto that under no circumstances shall Sublessee have any right to renew or extend the term of this Sublease; to sublet all or any portion of the Subleased Premises (except as otherwise provided herein); or to assign this Sublease by operation of law or otherwise (except as otherwise provided herein).

            4. PERFORMANCE BY SUBLESSOR. Any obligation of Sublessor which is contained in this Sublease by incorporating the provisions of the Prime Lease (including, without limitation, the provisions of Article 27 and Article 30) may be observed or performed by Sublessor using reasonable efforts (which reasonable efforts specifically shall not include litigation or the expenditure of money unless reimbursed by Sublessee) to cause the Prime Lessor to observe and/or perform the same, and Sublessor shall have a reasonable time to enforce its rights to cause such observance or performance. Sublessor shall not be required to perform any obligation, and Sublessor shall have no liability to Sublessee for the failure to perform any obligation, except for Sublessor's


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obligation to use reasonable efforts, upon receipt of written request of
Sublessee, to cause the Prime Lessor to observe and/or perform its obligations under the Prime Lease. Sublessee shall not in any event have any rights in respect of the Subleased Premises greater than Sublessor's rights under the Prime Lease. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that are appurtenant to, or supplied at or to, the Subleased Premises, including, without limitation, electricity, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement or reduction of Sublessee's obligations under this Sublease unless Sublessor is entitled to an abatement under the Prime Lease, (b) constructive eviction, whether in whole or in part, or (c) liability on the part of Sublessor. If Prime Lessor shall default in any of its obligations to Sublessor with respect to the Subleased Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Prime Lessor. If after written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Prime Lessor in respect of the Subleased Premises within a reasonable period of time considering the nature of Prime Lessor's default, Sublessee shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublessor under the Prime Lease hereby are conferred upon and assigned to Sublessee and Sublessee is subrogated hereby to such rights to the extent that the same shall apply to the Subleased Premises. If any such action against Prime Lessor in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such action in Sublessor's name provided Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld. Sublessee hereby agrees that Sublessee shall indemnify and hold Sublessor harmless from and against all liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and expenses, which Sublessor shall incur by reason of any action taken in accordance with this Section 4. Sublessor agrees to cooperate with Sublessee in any reasonable manner requested by Sublessee in connection with an action or proceeding by Sublessee against Prime Lessor to enforce Sublessor's rights under the Prime Lease in respect of the Subleased Premises, and Sublessee shall reimburse Sublessor for any out-of pocket expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Sublessor in connection with such cooperation.

            5. NO BREACH OF PRIME LEASE. Neither Sublessor nor Sublessee shall do or permit to be done any act or thing which will constitute a breach or violation of any term, covenant or condition of the Prime Lease by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

            6. NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and the Prime Lessor.

            7. INDEMNITY Sublessee shall indemnify, defend and hold harmless Sublessor from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses"), which Sublessor may incur or pay by reason of
(a) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises arising after the Commencement Date or the Sublet


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Space Commencement Date, as applicable, (b) any breach or default hereunder on
Sublessee's part, (c) any work done in or to the Subleased Premises by Sublessee and/or Sublessee's employees, agents, contractors, invitees or any other person claiming through or under Sublessee, or (d) any act, omission or negligence on the part of Sublessee and/or Sublessee's employees, agents, customers, contractors, invitees or any other person claiming through or under Sublessee, except for such Losses caused by the negligence or willful misconduct of Sublessor. Sublessor shall indemnify, defend and hold harmless Sublessee from and against all Losses that Sublessee may incur or pay by reason of (a) any accidents, damages, or injuries to persons or property occurring in, on or about the Subleased Premises arising prior to the Commencement Date or the Sublet Space Commencement Date, as applicable, (b) any breach or default hereunder on Sublessor's part, and (c) any act, omission or negligence on the part of Sublessor and/or Sublessor's employees, agents, customers, contractors, invitees or any other person claiming through or under Sublessor, except for such Losses caused by the negligence or wilful misconduct of Sublessee. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

            8. RELEASES. Sublessee hereby releases the Prime Lessor or anyone claiming through or under the Prime Lessor by way of subrogation or otherwise, to the extent that Sublessor released the Prime Lessor and/or the Prime Lessor was relieved of liability or responsibility pursuant to the provisions of the Prime Lease. Sublessee will cause its insurance carriers to include any clauses or endorsements in favor of the Prime Lessor which Sublessor is required to provide under the Prime Lease.

            9 RENT

                  A. Fixed Rent. Subject to subsection (B) of Section 13 hereof, Sublessee shall pay to Sublessor rent ("Fixed Rent") as follows:

                  (i) THREE MILLION THREE HUNDRED EIGHTY-TWO THOUSAND NINE HUNDRED NINETY-TWO and 00/100 Dollars ($3,382,992.00) per annum from the date that is seven (7) months after the Commencement Date (the "Rent Commencement Date") through and including the forty-eighth (48th) month after the Commencement Date (the "First Rent Period") in equal monthly installments of TWO HUNDRED EIGHTY-ONE THOUSAND NINE HUNDRED SIXTEEN and 00/100 Dollars ($281,916.00); provided, however, that if the Rent Commencement Date does not fall on the first day of the month, then the first monthly installment of Fixed Rent due shall be pro rated for the partial month in which the Rent Commencement Date occurs;

                  (ii) THREE MILLION FIVE HUNDRED SEVENTY THOUSAND NINE HUNDRED THIRTY-SIX and 00/100 Dollars ($3,570,936.00) per annum from the forty-ninth (49th) month from


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                        the Commencement Date through and including the
                        ninety-sixth (96th) month thereafter (the "Second Rent Period") in equal monthly installments of TWO HUNDRED NINETY SEVEN THOUSAND FIVE HUNDRED SEVENTY-EIGHT and 00/100 Dollars ($297,578); and

                  (iii) THREE MILLION EIGHT HUNDRED FIFTY-TWO THOUSAND EIGHT
                        HUNDRED FIFTY-TWO and 00/100 Dollars ($3,852,852.00) per annum from the ninety-seventh (97th) month from the Commencement Date through and including the Expiration Date (the "Third Rent Period") in equal monthly installments of THREE HUNDRED TWENTY-ONE THOUSAND SEVENTY-ONE and 00/100 Dollars ($321,071.00).

Fixed Rent for the Subleased Premises shall be payable by Sublessee in twelve
(12) equal monthly installments in advance on the first day of each calendar month during the term commencing on the Rent Commencement Date (appropriately prorated in the case of the first installment if the Rent Commencement Date is not the first day of the month) and on the first day of each calendar month thereafter.

                  B. Tax; Operating Expenses; Additional Charges.

                  (i) Taxes. Sublessee shall pay as additional rent an amount equal to the Tax Payments due and payable by the Sublessor under the Prime Lease except that, for purposes of calculating the Tax Payment due from the Sublessor as Tenant under the Prime Lease, the term "Base Tax Year" as defined in subparagraph (b) of Section 28.01 of the Prime Lease shall be deemed to mean the fiscal year commencing July 1, 1999 and ending June 30, 2000. To the extent any Tax Payment is required to be adjusted in accordance with the provisions of
Article 28 of the Prime Lease, the amounts paid hereunder shall be equitably adjusted in accordance therewith.

                  (ii) Operating Expenses. Sublessee shall pay as additional rent an amount equal to the Operating Payments due and payable by the Sublessor under the Prime Lease except that, for purposes of calculating the Operating Payments due from the Sublessor as Tenant under the Prime Lease, the term "Base Operating Period" as defined in subparagraph (b) of Section 29.01 of the Prime Lease shall be deemed to mean the calendar year commencing January 1, 1999. To the extent any Operating Payment is required to be adjusted in accordance with the provisions of Article 28 of the Prime Lease, the amounts paid hereunder shall be equitably adjusted in accordance therewith.

                  (iii) Other Charges. Sublessee shall also pay as additional rent all additional rent and other operating charges ("Additional Charges"), other than the Tax Payment and the Operating Payment covered in subsections (i) and (ii) above, payable by Sublessor as tenant under the Prime Lease and incurred on or after the Commencement Date or the Sublet Space Commencement Date, as applicable. Sublessee shall not be liable to Sublessor for any Additional Charges payable under the Prime Lease that are the result of requests or actions of Sublessor without


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Sublessee's consent unless (A) arising as a result of Sublessee's breach or default hereunder, or (B) made or taken in connection with the exercise by Sublessor of its cure and/or self-help rights under the Prime Lease or otherwise to preserve its interest as tenant thereunder. Notwithstanding the foregoing, with respect to the annual water condenser charge described in the last sentence of Section 27.04 of the Prime Lease, Sublessee shall pay only its proportional share of such charge, which proportional share shall be the product of $14,781 (calculated based upon the total tonnage of Sublessor's supplemental air-conditioning units) multiplied by a fraction, the numerator of which is the amount of condenser water to be drawn by Sublessee from the water condenser line serving the Subleased Premises as shown on the final plans and specifications therefor and the denominator of which is the amount of condenser water used by Sublessor on the date hereof

                  C. Payment. Fixed Rent and all Additional Charges payable by Sublessee to Sublessor under the provisions of this Sublease or the provisions of the Prime Lease shall be paid promptly when due, without notice or demand therefor (unless Sublessor receives notice or demand therefor from the Prime Lessor), and without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Fixed Rent and Additional Charges shall be paid to Sublessor in lawful money of the United States at the address of Sublessor set forth at the beginning of this Sublease by check payable to Sublessor, or if requested by Sublessee in writing, by wire transfer in same day funds to an account specified by Sublessee, or to such other person and/or at such other address or account as Sublessor may from time to time designate by notice to Sublessee. No payment by Sublessee or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor's right to recover the balance due or to pursue any other remedy available to Sublessor. Any provision in the Prime Lease incorporated herein by reference referring to "fixed rent", "annual rent", "base rent", "rent", "expense escalation", "payments", "impositions" or "charges" or words of similar import, shall be deemed to refer to Fixed Rent and Additional Charges due under this Sublease.

            10. INTENTIONALLY OMITTED

            11. UTILITIES AND RELATED CHARGES

                  A. Sublessee shall also pay all electricity, utility, and related charges payable by Sublessor as tenant under the Prime Lease, including Tenant's Cost for electricity payments under Section 30.03 thereof.

            12. USE. Sublessee shall use and occupy the Subleased Premises only for the purposes of general and administrative offices for Sublessee's business, and for no other purpose, provided that such use shall not violate the prohibitions on use contained in the Prime Lease and are


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consistent with Article 2 thereof Sublessee shall comply with (a) the Prime
Lease (other than the Excluded Provisions), and (b) any certificate of occupancy relating to the Subleased Premises.

            13. CONDITION OF SUBLEASED PREMISES, CURRENT SUBLESSEE.

                  A. Subject to Section 31 hereof, Sublessee is leasing the Subleased Premises "AS IS", vacant, and in "broom-clean" condition as of the Commencement Date and/or Sublet Space Commencement Date, as applicable. Sublessor shall have no obligation to furnish, render or supply any work, labor, services, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Sublessee's occupancy. In making and executing this Sublease, Sublessee has relied solely on such investigations, examinations and inspections as Sublessee has chosen to make or has made. Sublessee acknowledges that Sublessor has afforded Sublessee the opportunity for full and complete investigations, examinations and inspections.

                  B. Sublessee acknowledges that a portion of the Subleased Premises constituting approximately 8,424 rentable square feet thereof (the "Sublet Space") is presently occupied pursuant to a sublease (the "Existing Sublease") by the existing subtenant of Sublessor (the "Existing Sublessee") and that Sublessor will not be able to deliver possession of the Sublet Space until after the Existing Sublessee terminates its sublease and vacates the Sublet Space. If Sublessor is delayed in giving, or is unable to deliver, possession of the Sublet Space because of (i) the failure or inability of Sublessor to obtain a termination and surrender agreement from the Existing Sublessee, (ii) the continued tenancy, occupancy, or holding-over of the Sublet Space by the Existing Sublessee (or its undertenants or occupants) beyond such expiration date, or (iii) for any other reason, Sublessor shall not be subject to any liability for failure to deliver possession of the Sublet Space or the entirety of the Subleased Premises to Sublessee and the validity of this Sublease as to the remaining Subleased Premises shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of the Sublease beyond the Expiration Date; provided, however, (x) the Commencement Date with respect to the Sublet Space shall be deferred until Sublessor delivers to Sublessee possession thereof in the condition required herein (the date so delivered being the "Sublet Space Commencement Date"), and (y) the Rent Commencement Date with respect to the Sublet Space shall be deferred until the date that is seven (7) months after the Sublet Space Commencement Date (the "Sublet Space Rent Commencement Date") (the parties hereto stipulating and agreeing that Fixed Rent for the Sublet Space is Thirty Six Dollars ($36) per rentable square foot (conclusively deemed to be 8,424) during the First Rent Period, Thirty Eight Dollars ($38) per rentable square foot during the Second Rent Period, and Forty One Dollars ($41) per rentable square foot during the Third Rent Period). Fixed Rent for the Subleased Premises under Section 9 hereof shall be reduced by the Fixed Rent for the Sublet Space until the occurrence of the Sublet Space Rent Commencement Date; provided, however, if the Sublet Space Commencement Date has not occurred on or prior to November 1, 1999, the Sublet Space Rent Commencement Date shall be extended two (2) days for each day until the Sublet Space Commencement Date occurs.

                  C. Sublessor, at Sublessor's sole cost and expense, shall promptly commence and diligently prosecute legal proceedings to remove the Existing Sublessee from the


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Sublet Space if the Existing Sublessee remains in possession of the Sublet Space after the expiration of the Existing Sublease. Sublessee expressly waives any right to rescind this Sublease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Sublessor's failure to deliver possession of the Sublet Space on the anticipated delivery date. Sublessee agrees that the provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

            14. CONSENTS AND APPROVALS. In any instance when Sublessor's consent or approval is required under this Sublease, Sublessor's refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval is required to be obtained by it and has not been obtained from the Prime Lessor. In addition, if Prime Lessor consents or approves of any matter or thing and Sublessor's consent or approval is required under this Sublease, then Sublessor shall not unreasonably withhold or delay its consent thereto; provided, however, that with respect to alterations and Sublessee's Work (as hereinafter defined), Sublessor shall be deemed to have consented thereto. If Sublessee shall seek the approval or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Sublessee shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor, it being intended that Sublessee's sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those instances where Sublessor shall have expressly agreed in writing not to withhold or delay its consent unreasonably.

            15. TERMINATION OF PRIME LEASE. If for any reason the term of the Prime Lease shall terminate prior to the expiration of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Sublessee by reason thereof (unless Sublessor shall have caused such termination in breach of any provision of this Sublease).

            16. INTENTIONALLY OMITTED.

            17. ALTERATIONS. Notwithstanding any provision of this Sublease (other than Section 31 hereof) or the Prime Lease to the contrary, Sublessee shall not make, cause, suffer or permit the making of any alteration, change, replacement, installation or addition in or to the Subleased Premises without obtaining the prior written consent of Sublessor in each instance. Sublessor also agrees not to unreasonably withhold its consent to minor, non-structural interior alterations and installations entirely within the Subleased Premises that do not affect utility services, plumbing and electrical lines, and other building services, or access to and from the Subleased Premises. All alterations shall be made and performed in conformity with the provisions of the Prime Lease concerning alterations. In the event Sublessor or its agents employ any independent architect, engineer, or other consultant to examine any plans or specifications submitted by Sublessee or otherwise in connection with any proposed Alteration, Sublessee shall promptly reimburse Sublessor for all out-of-pocket costs incurred thereby.

            18. ADDITIONAL COVENANTS AND REPRESENTATIONS.


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                  A. Sublessee assumes, covenants and agrees to perform and
observe all of the terms, covenants, provisions, conditions and agreements of the Prime Lease (other than the Excluded Provisions, but including any and all rules and regulations which shall be in effect from time to time during the term of this Sublease) except for the obligation of Sublessor as tenant thereunder to pay Fixed Rent, Tax Payments and Operating Payments (as to which obligations this Sublease controls with respect to Sublessee) in such manner so as to prevent the Prime Lease from being terminated. Unless otherwise required to be performed or observed solely by Sublessee pursuant to this Sublease, Sublessor covenants and agrees to perform and observe all of the terms, covenants, provisions, conditions and agreements of the Prime Lease (including any and all rules and regulations which shall be in effect from time to time during the term of this Sublease) in such manner so as to prevent the Prime Lease from being terminated unless in connection with any such termination Prime Lessor accepts this Sublease as a direct lease between Prime Lessor and Sublessee on substantially the same terms hereof. Sublessor represents that the Prime Lease is in full force and effect and that, to the best of Sublessor's knowledge, Sublessor is not in default with respect to any material obligation of Sublessor under the Prime Lease. Provided that Sublessee is not then in default under the terms of this Sublease beyond any applicable cure period and that Sublessor has provided Sublessee with such notice, if any, that is required to be given with respect thereto, Sublessor agrees that it will not (i) agree to a termination of the Prime Lease unless in connection therewith Prime Lessor accepts this Sublease as a direct lease between Prime Lessor and Sublessee, or (ii) agree to any material amendment or modification of the Prime Lease without the prior written consent of Sublessee, which may be granted or denied in Sublessee's sole discretion. Sublessor further covenants and agrees that if and so long as Sublessee pays the Fixed Rent, Additional Charges and Tenant's Cost of Electrical Energy herein reserved and performs and observes all of the agreements, terms, conditions, covenants and provisions hereof, Sublessee shall quietly hold and enjoy the Subleased Premises, subject, however, to the terms of this Sublease and the Prime Lease and to the matters to which the Prime Lease is or may become subject and subordinate.

                  B. Promptly after receipt by Sublessor, Sublessor shall deliver to Sublessee a copy of each notice of default, and of each other notice, statement, demand and other communication given or sent by or on behalf of Prime Lessor which relates or is applicable to the Subleased Premises, Sublessee's use and occupancy thereof or the services and facilities of the Building being furnished to the Subleased Premises or Sublessee.

                  C. If the Prime Lessor shall become the subject of any case under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended or any successor thereto (the "Bankruptcy Code") and the Prime Lessor, as debtor-in-possession, or a trustee in bankruptcy for the Prime Lessor shall reject the Prime Lease pursuant to ss. 365 of the Bankruptcy Code, Sublessor shall consult with Sublessee and shall, at Sublessee's sole and exclusive option, either treat the Prime Lease as terminated by such rejection or elect, pursuant to ss. 365(h)(1) of the Bankruptcy Code, to remain in possession of the Subleased Premises under the Prime Lease; provided, however, that if Sublessee desires to treat the Prime Lease as terminated under ss. 365(h)(1) and Sublessor desires to elect to remain in possession thereunder, then Sublessee may, by giving notice to Sublessor within ten (10)


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business days after Sublessor gives to Sublessee notice of its desire to elect to remain in possession, terminate this Sublease, in which event the terms and provisions of this Sublease regarding the parties' conduct upon the expiration of the term hereof shall govern and control.

                  D. To the extent permitted by law, Sublessor hereby covenants and agrees, for itself and on behalf of its successors and assigns, including, without limitation, any debtor-in-possession or trustee in bankruptcy, that, if it becomes the subject of a case under the Bankruptcy Code, it shall not reject the Prime Lease pursuant to ss. 365 of the Bankruptcy Code without the express prior written consent of Sublessee, which Sublessee may withhold, delay or condition in its sole and absolute discretion.

            19. BROKERAGE. Sublessee and Sublessor represent to each other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease, other than Julien J. Studley, Inc. (Sublessor's broker) and Insignial ESG (Sublessee's broker) (collectively, the "Brokers"). Sublessee and Sublessor agree to indemnify, defend and hold each other harmless from and against any costs and expenses (including, without limitation, reasonable attorney's fees) resulting from any claim made by any broker or other person (other than Brokers) for a brokerage commission, finder's fee or similar compensation, by reason of or in connection with this Sublease, if such claim shall arise by, through or on account of any act of the indemnifying party or its representatives. In reliance on the foregoing representation, Sublessor has agreed to pay the commission of Brokers, pursuant to separate agreement(s). The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

            20. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Sublessor and Sublessee hereby waive all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises (including the use and/or occupancy thereof) and any claim of injury or damages with respect thereto. Sublessee also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises or for nonpayment of Fixed Rent or Additional Charges, unless such counterclaim would be permanently waived by Sublessee's failure to assert it in such proceeding.

            21. HOLDOVER.

                  A. If Sublessee remains in possession of the Subleased Premises after the expiration or other termination of the term of this lease (the "Expiration Date") without a new written lease or written extension of this lease, (i) Sublessee shall be deemed a tenant at will, (ii) Sublessee shall continue to pay the Fixed Rent and Additional Rent provided in this Sublease,
(iii) there shall be no renewal or extension of this Sublease by operation of law, (iv) notwithstanding any law, regulation, ordinance or governmental order to the contrary, such tenancy at will may be terminated upon thirty (30) days' notice from Sublessor, and (v) Sublessee shall be liable to Sublessor for the actual damages suffered and expenses incurred by Sublessor on account of such holdover.

                  B. Notwithstanding anything in the preceding subsection (A) to the contrary, the acceptance of any rent paid by Sublessee hereunder shall not preclude Sublessor from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding subsection (A) shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Moreover, Sublessee expressly waives, for itself and any Person claiming through or under Sublessee, any rights under the provisions of Section 2201 of the New York Civil Practice Law and Rules or any successor law of like import then in force in connection with any holdover summary proceedings which Sublessor may institute to enforce the foregoing provisions of this Section 21.

            22. SURRENDER. Sublessee shall, on the expiration or earlier termination of this Sublease, comply with all the provisions of the Prime Lease relating to the surrender of the Subleased Premises at the expiration of the term of the Prime Lease. Sublessee agrees to reimburse Sublessor for all costs and expenses incurred in removing and storing Sublessee's property, or repairing any damage to the Subleased Premises caused by or resulting from Sublessee's failure to comply with the provisions of this paragraph. The provisions hereof shall survive the expiration of this Sublease.

            23. NO WAIVER. Sublessor's receipt and acceptance of Fixed Rent or Additional Charges, or Sublessor's acceptance of performance of any other obligation by Sublessee, with knowledge of Sublessee's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor or Sublessee of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the party granting such waiver.

            24. SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            25. LIABILITY OF SUBLESSOR. Sublessor, its officers, directors and shareholders, disclosed and undisclosed, shall have no personal liability under this Sublease. Sublessee shall look only to Sublessor's estate under the Prime Lease or the proceeds thereof for the satisfaction of Sublessee's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublessor in the event of any default by Sublessor hereunder, and no other property or assets of Sublessor or its officers, directors and shareholders, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublessee's remedies under or with respect to this Sublease, the relationship of Sublessor and Sublessee hereunder or Sublessee's use or occupancy of the Subleased Premises. If Sublessee shall acquire a lien on such other property or assets by judgment or otherwise, Sublessee shall promptly release such lien by executing and delivering to Sublessor any instrument, prepared by Sublessor at Sublessee's expense, required for such lien to be released.

            26. INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within the State of New York. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement obligation or other provision of this Sublease binding upon Sublessee shall be deemed and construed as a separate and independent covenant of Sublessee, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

            27. CONSENT OF PRIME LESSOR UNDER PRIME LEASE. This Sublease shall have no effect until Prime Lessor shall have given its written consent hereto in accordance with the terms of the Prime Lease. Promptly after execution and delivery hereof, Sublessor shall submit this Sublease to Prime Lessor for its review. If Prime Lessor requests Sublessee to execute a commercially reasonable written consent agreement with respect to this Sublease, Sublessee shall promptly comply. The Prime Lessor shall not be deemed to have consented if it conditions its consent on the imposition of new obligations on or the removal of rights from Sublessor unless Sublessor agrees thereto in its sole discretion provided the Prime Lease shall not be amended to effect such imposition or removal without Sublessee's prior written consent, not to be unreasonably withheld. If Prime Lessor does not give its consent to this Sublease for any reason whatsoever, (i) Sublessor shall not be obligated to take any action to obtain such consent unless such refusal to consent is in breach of the Prime Lease, (ii) Sublessor and Sublessee each may elect to terminate this Sublease by written notice to the other, whereupon this Sublease shall be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination), and (iii) if this Sublease is so terminated and if Sublessee is then in possession of all or any part of the Subleased Premises, Sublessee shall immediately quit and surrender to Sublessor the Subleased Premises, shall remove all of its property and repair all damage caused by such removal and restore the Subleased Premises to the condition it was in prior to such occupancy. Notwithstanding this Sublease being deemed null and void and of no effect as set forth herein, if Sublessee is or was in possession of any part of the Subleased Premises, Sublessee shall pay to Sublessor the Fixed Rent, Additional Charges, and Tenant's Cost for electrical energy due under this Sublease for the period prior to the Sublessee's quitting and surrendering the Subleased Premises.

            28. SIGNS. Sublessee may not install any signs other than in accordance with the restrictions of the Prime Lease. Sublessor shall request the Prime Lessor to make available for

Sublessee's use the number of listings without charge reserved for Sublessor on the lobby tenant directory board under Section 27.11 of the Prime Lease.

            29. NOTICES. Any notice hereunder shall be in writing and shall be personally delivered (against a signed receipt therefor), transmitted by telecopy (receipt confirmed), sent by postage prepaid registered or certified mail (return receipt requested), or sent by overnight courier to the parties at the addresses given in the recital hereto. Any party may change its address for purposes hereof by notice to the other party. Copies of such notices, for informational purposes only, shall be transmitted by mail to counsel to the parties, as the parties may from time to time designate. As of the date hereof; such counsel are deemed to be as follows:

                              Counsel for Sublessor:
                              Patterson, Belknap, Webb & Tyler LLP
                              1133 Avenue of the Americas
                              New York, New York 10036-6710
                              Attention: Robert J. Egan, Esq.
                              Telephone: (212) 336-2000
                              Facsimile: (212) 336-2222

                              Counsel for Sublessee:
                              Sherman & Sterling
                              599 Lexington Avenue
                              New York, New York 10022
                              Attention: Chris M. Smith, Esq.
                              Telephone: (212) 848-4000
                              Facsimile: (212) 848-7300

            30. INSURANCE. Section 7.05 of the Prime Lease, as incorporated herein, is hereby modified to require Sublessee to procure a commercial general liability insurance naming Sublessor as an additional insured with combined single limit coverage of not less than Five Million Dollars ($5,000,000).

            31. SUBLESSEE'S WORK.

                  A. Sublessee expressly agrees to comply with the Prime Lease provisions concerning alterations and "Work" and shall provide to Sublessor photocopies of all submissions and correspondence relating to Sublessee's architectural, engineering, and structural (if required) plans for the work contemplated thereby (the "Sublessee Work"), together with copies of all consents and approvals received from the Prime Lessor therefor.

                  B. Sublessor shall make a contribution to Sublessee with respect to the Sublessee Work in an amount equal to THREE MILLION FIFTY-FOUR THOUSAND NINETY and 00/100 Dollars ($3,054,090.00) (the "Sublessee Work Allowance") on the terms and conditions hereinbelow. The Sublessee Work Allowance shall be disbursed by Sublessor to Sublessee upon Sublessee's delivery of the following: (i) a requisition specifying the work, materials and services for which payment is requested, together with bills from the general contractor and sub-contractors, suppliers and consultants for such work, materials and services, (ii) the written certification of Sublessee's architect to the effect that the amounts requisitioned are proper in all material respects and that the work and materials represented thereby have been installed substantially in accordance with the approved plans, (iii) a written approval by Sublessee of its general contractor's request for payment and (iv) partial or full conditional releases of lien from the general contractor and any subcontractors hired to furnish, install or supply material for any part of the construction.

                  C. Payments by Sublessor to Sublessee will be for ninety (90%) percent of the approved requisitioned amount, made no more than once each month within fifteen (15) business days after Sublessee's requisition package has been received by Sublessor. In the event any mechanic's lien shall have been filed relating to any work that has been performed by or for Sublessee, the amount thereof may also be withheld from the payment until such lien has been removed by bond or otherwise; provided, however, Sublessor shall promptly disburse the amount withheld upon the bonding or other removal of such lien.

                  D. Upon the completion of the Sublessee Work, Sublessee shall provide to Sublessor (i) the certificate of Sublessee's architect stating that the Sublessee Work has been completed substantially in accordance with Sublessee's Plans, (ii) an affidavit from the Sublessee's general contractor that all sub-contractors and laborers for the Sublessee Work have been paid in full and that all liens therefor that have been filed have been bonded, discharged of record or waived, (iii) certificates and approvals required to be obtained by Sublessee or Sublessee's architect with respect to the Sublessee Work, that may be required by any governmental authority have been obtained and copies given to Sublessor, (iv) conditional releases of lien with respect to the payment being requested from the general contractor and any contractors or subcontractors hired by Sublessee to supervise or perform any work within the Subleased Premises and (v) such other documentation as Sublessor my reasonably require. At such time as Sublessee shall have provided to Sublessor all of the items referenced in clauses (i) through (v), Sublessor shall release to Sublessee the portion of the Sublessee Work Allowance withheld pursuant to the preceding paragraph.

                  E. Sublessee agrees that it will pay all amounts necessary to fully complete all of the Sublessee Work to the extent the cost thereof exceeds the Sublessee Work Allowance. The Sublessee Work Allowance may be used only for the payment of architectural, engineering, construction management and other consultant's fees as well as for all "hard costs", which hard costs shall include aid forms of construction, alterations and decoration work permanently included in the Subleased Premises provided, however, that no more than an aggregate maximum of twenty (20%) percent of the Sublessee Work Allowance may be used for any of the costs characterized herein as other than "hard costs."

                  F. Sublessee shall cause its general contractor and each sub-contractor to carry personal injury and property damage and general liability insurance for any occurrence in or about the Building in a combined single limit of not less that Five Million ($5,000,000) Dollars. Before commencing any Sublessee Work or delivering material to the Building, each subcontractor and the general contractor shall deliver certificates evidencing such insurance to the Sublessor and naming Sublessor, Prime Lessor, any mortgagee of the Building and the Building's managing agent as insured parties under the policy. The general contractor and each sub-contractor shall also carry workmen's compensation insurance in statutory limits covering all persons employed in connection with the work for death or injury.

                  C. If the Prime Lessor requires upon the expiration or earlier termination of the Prime Lease that all or any portion of the Sublessee Work must be removed and/or the Subleased Premises restored to its original condition, Sublessee shall be solely responsible therefor and agrees to perform such work and pay such costs as are necessary to so remove the Sublessee Work and repair or restore the Subleased Premises.

            32. RECAPTURE OF ABATED RENT. If the Prime Lease shall be terminated as a direct or indirect result of Sublessee's default hereunder, Sublessee shall immediately reimburse Sublessor an amount equal to the then unamortized value (determined on a straight-line basis calculated from the Rent Commencement Date over the term hereof) of the actual rent abatement received by Sublessee for the period(s) prior to the Rent Commencement Date and/or the Sublease Space Rent Commencement Date, as applicable, which amount shall be in addition to, and not in lieu of, any other damages to which Sublessor may be entitled as a result of such breach by Sublessee.

            33. PRIME LESSOR REQUIREMENTS. Sublessor and Sublessee covenant and agree that in the event of termination, re-entry, or dispossess by Prime Landlord under the Prime Lease, Prime Lessor may, at its option, take over all of the right, title, and interest of Sublessor under this Sublease, and Sublessee shall, at Prime Lessor's option, attorn to Prime Lessor pursuant to the then executory provisions of this Sublease, except that Prime Lessor shall not (i) be liable for any previous act or omission of Sublessor hereunder, (ii) be subject to any offset which theretofore accrued or may thereafter accrue to Sublessee against Sublessor hereunder, or (iii) be bound by any previous modification of this Sublease (except one to which the Prime Lessor has consented) or by any prepayment of more than one (1) month's rent.

                 [INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, Sublessor and Sublesee have executed this Sublease as of the day and year first above written.

                              SUBLESSOR:

                              GFT APPAREL CORP.

                              By: /s/ Wayne M. Marlowitz
                                  -----------------------------------
                                  Name: Wayne M. Marlowitz
                                  Title: Executive Vice President



                              SUBLESSEE:

                              CREDIT SUISSE FIRST BOSTON CORPORATION

                              By: /s/ Frank J. Bartolotta
                                  -----------------------------------
                                  Name: Frank J. Bartolotta
                                  Title: Director

                                   Exhibit A

                                  Prime Lease

                                 [See attached]

================================================================================
                          STANDARD FORM OF STORE LEASE                      2/94
                    The Real Estate Board of New York, Inc.
================================================================================

      Agreement of Lease, made as of this 13th day of November, 2000, between Metropolitan Life Insurance Company, a New York Corporation whose principal place of business is One Madison Avenue, New York New York 10010, party of the first part, hereinafter referred to as OWNER or LANDLORD Credit Suisse First Boston Corporation, a Massachusetts corporation having an office at Eleven Madison Avenue, New York, New York 10010, party of the second part, hereinafter referred to as TENANT, Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the lobby level arcade, know as Spaces A and B, as shown cross hatched on Exhibit A, attached hereto and made a part here In the building known as Eleven Madison Avenue (sometimes, hereinafter, the "Building") In the Borough of Manhattan, City of New York, for the term of approximately ten (10) years four (4) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the date hereof (the "Commencement Date") and terminate on the last day of the month in which the tenth (10th) anniversary of the "Rent Commencement Date" (defined in Article 41) occurs, both dates inclusive, at the annual rental rate set forth in Article 41 which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public an private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

      In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

      1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

      2. Tenant shall use and occupy demised premises for the "Permitted Retail Use" (defined in Article 50) * and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

Alterations:

      3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvement which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 30 days thereafter at Tenants expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the dated fixed as the termination date of the lease, elects to relinquish Owner's rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at the Tenant's expense. Nothing in this article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installation as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of the Owner, either be retained as Owner's property or may be removed from the premises by Owner at Tenant's expense.

Repairs:

      4. Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in a good appearance and shall cause the same to be operated in good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article
8. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall be not entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other Casualty which are dealt with in Article 9 hereof.

Window Cleaning:

      5. Tenant will not clean nor require, permit, suffer, or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdictions.

Requirements of Law, Firm Insurances:

      6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times comply with all present and future thereafter, comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards* and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner, or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the premises, if the premises are on the street level, whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building, if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or structural alterations unless Tenant has by its manner of use of the demises premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act

*including but not limited to Local Laws 5/73 and 16/84 or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

Subordination:

      7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgages, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

      8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, not for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building caused by operations in construction of any private , public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease. Such insurance shall be in an amount with the carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefor. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by the Tenant, Tenant's agent, contractors, employees, invitees, or licenses, of any covenant on condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licenses of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty:

      9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty , the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is unusable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or rebuild it, then, in any such events, Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty or 30 days after adjustments of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owning shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained herein above shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the forgoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectable and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The forgoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.
(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

      10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of the lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce the Owner's award.

Assignment, Mortgage, Etc.:

      11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate tenant or the majority partnership tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

[GRAPHIC OMMITTED: POINTING FINGER]

      12. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

      13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floors or ceiling, wherever practicable. Owner may , during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notice "To Let" and "For Sale" which notices the Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate, or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

Vault, Vault Space, Area:

      14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plea, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building.

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[GRAPHIC OMMITTED: POINTING FINGER] Rider to be added if necessary.

All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault shall be paid by Tenant.

Occupancy:

      15. Tenant will not at any time use or occupy the demised premises in violation of Articles 2 or 37 hereof, or of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, of any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record.

Bankruptcy:

      16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of anyone or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or any order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

      (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof before presentation of proof of any such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part of the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such an amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

      17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankruptcy Code); or is Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen
(15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default, within such fifteen
(15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

      (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as a foresaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Owner and Waiver of Redemption:

      18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration. (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term of terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of the Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenants covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Owner from any other remedy, in law or equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

      19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any actions or proceeding and prevails any such action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease term shall have expired at the time of making such expenditures or incurring such obligations, such sums shall be recoverable by Owner as damages.

No Representations by Owner:

      20. Neither the Owner or Owner's agent have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the demises premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

      21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on a Sunday unless it be a legal holiday in which case it shall expire at noon on the preceding day.

Quiet Enjoyment:

      22. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

      23. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession or complete construction) until after Owner shall have give Tenant written notice that the Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

      24. The failure of Owner to seek redress for violation of , or to insist upon the strict performance of any covenant or condition of this lease or any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employees of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

      25. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

      26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of which have been or are affected, either directly or indirectly, by war or other emergency, or when, in the judgement of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and Notices:

      27. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Sprinklers:

      29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads of other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum
of [GRAPHIC OMMITTED: POINTING FINGER] $     , on the first day of each month
during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

      30. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall, if and insofar as existing facilities permit furnish heat to the demised premises, when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. Tenant shall, at Tenant's expense, keep demised premises clean and in order, to the satisfaction to Owner; however, the removal of refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.

Captions:

      32. The Captions are inserted onLY as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

      33. The term "Owner" as used in this lease means only the Owner, or the mortgages in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest, or between the parties and the purchaseR, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days designated as holidays by the applicable building service union employees service contact or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonable delayed.

Adjacent Excavation-Shoring:

      34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

      35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the

----------
parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other Tenant, its servants, employees, agents, visitors or licensees.

Pornographic Uses Prohibited:

      37. Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so called rubber goods shop, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee or the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial manner with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal law Section 235.00.

Estoppel Certificate:

      38. Tenant, at any time, and from time to time, upon at least 10 days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns:

      39. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and tenant hereunder, or Tenant's use and occupancy of the demised premises.

Rider Articles 40 through and including 56 attached hereto and made a part hereof; in case of conflict between the printed portions of this Lease with the rider portion, the rider shall prev

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                      Metropolitan Life Insurance Company


Witness for Owner                     ------------------------------------------

                                                  /s/ [Illegible]
----------------------------------    ------------------------------------------
                                              Assistant Vice President
                                        Credit Suisse First Boston Corporation


Witness for Tenant                    ------------------------------------------


                                                  /s/ [Illegible]
-----------------------------------   ------------------------------------------
                                                 Managing Director

                                ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,
County of

      On this        day of         , 19       , before me personally came
                 to me known, who being by me duly sworn, did depose and say
that he resides in        that he is the        of       , the corporation
described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                  ------------------------------

CORPORATE TENANT
STATE OF NEW YORK,
County of

      On this         day of         , before me personally came         to me
known, who being by me duly sworn, did depose and say that he resides in
that he is the        of          , the corporation described in and which
executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                  ------------------------------

INDIVIDUAL OWNER
STATE OF NEW YORK,
County of

      On this        day of       , before me personally came        to be
known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

                                                  ------------------------------

INDIVIDUAL TENANT
STATE OF NEW YORK,
County of

      On this        day of       , before me personally came        to be
known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

                                                  ------------------------------

                                    GUARANTY

The undersigned Guarantor guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached Lease, including the "Rules and Regulations" as therein provided, without requiring any notice to Guarantor of nonpayment, or nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement shall not be ended, or changed by reason of the claims to Owner against Tenant or any of the rights or remedies given to Owner as agreed in the attached Lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the Lease. As a further inducement to Owner to make the Lease Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the Lease or of this guaranty that Owner and the undersigned shall and do waive trial by jury.

Dated:______________________________________________________________      19____

________________________________________________________________________________
Guarantor

________________________________________________________________________________
Witness

________________________________________________________________________________
Guarantor's Residence

________________________________________________________________________________
Business Address

________________________________________________________________________________
Firm Name

STATE OF NEW YORK      ) ss.:

COUNTY OF              )

On this        day of        , before me personally came _____________________
to me known and known to me to be the individual described in and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                                                  ------------------------------
                                                               Notary

           [GRAPHIC OMITTED] IMPORTANT - PLEASE READ [GRAPHIC OMITTED]

                     RULES AND REGULATIONS ATTACHED TO AND
                           MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 35.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

2.

3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

4. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the even of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the least of which these Rules and Regulations are a part.

8. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such person.

9. Owner shall have the right to prohibit any advertising by any Tenant which, in Owner's opinion, tends to impair the reputation of Owner or its desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

11. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Owner's judgement to absorb and prevent vibration, noise and annoyance.

12. Refuse and Trash - Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 12, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Owner.


[ILLEGIBLE]

[ILLEGIBLE]

================================================================================

                                       TO

================================================================================

                                STANDARD FORM OF

[SEAL]                                STORE                               [SEAL]
                                      LEASE

                      [ILLEGIBLE] Board of New York, Inc.
                    (C) Copyright 1994. All Rights Reserved.
                  Duplication in whole or in part prohibited.

================================================================================

[ILLEGIBLE]                                               19

Effective Year

[ILLEGIBLE]

[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]

[ILLEGIBLE]_____________________________________________________________________

[ILLEGIBLE]_____________________________________________________________________

[ILLEGIBLE]_____________________________________________________________________

[ILLEGIBLE]_____________________________________________________________________

================================================================================

EXHIBIT A

                               Park Avenue South

                                                                OWNER:

[LOGO] RETAIL PLAN -- FIRST FLOOR                               [LOGO]MetLife(R)

                                  [MAP OMITTED]